Exhibit 99.1
Press Release Dated May 15, 2013

Two Rivers Obtains Financing for Arkansas Storage Facility

DENVER – May 15, 2013 -- Two Rivers Water & Farming Company (OTCQB: TURV) (www.2riverswater.com) announced today that it has been granted a loan from the Colorado Water Conservation Board for the first phase of its 25,000 acre-foot Arkansas Storage Facility.   The loan will be for $9,999,000 and has an annual interest rate of 1.25% with a 10-year amortization.   The first phase, which is identified as Project 1, will be a 4,110 acre-feet storage reservoir and is expected to cost approximately $12,500,000 to complete.

Two Rivers has been in discussions with Colorado Front-Range water districts to collaboratively develop a series of gravel pit reservoirs just east of the confluence of Fountain Creek and the Arkansas River in Pueblo County, Colorado.  The Arkansas Storage Facility’s location is ideal for water storage because it can capture municipal return flows via 100% gravity-in and release them by 80% gravity-out through the Excelsior Ditch.  Two Rivers entered into an agreement to purchase 53.77% of the Excelsior Ditch last week.

In 2009, Two Rivers began operating a revolutionary and new western water business model combining irrigated farming with wholesale water infrastructure development.  Instead of buying water assets with the expectation to sell the assets as its primary source of revenue as most other western water business models do, Two Rivers’ business model operates high value vegetable farms and collaboratively develops water projects with other water users to generate its revenues and earnings.

John McKowen, CEO of Two Rivers, stated, “We are very pleased to receive approval from the Colorado Water Conservation Board for the loan.  Not only does the loan assist with our reservoir development on very favorable terms, which lowers the cost of water for all water users, it also further endorses our collaborative business model which increases water efficiency without buying up and drying our most productive local farmland.”

About Two Rivers:

Two Rivers has developed and operates a revolutionary new water business model suitable for arid regions in the Southwestern United States whereby the Company synergistically integrates irrigated farming and wholesale water distribution into one company, utilizing a practice of rotational farm fallowing.  Rotational farm fallowing, as it applies to water, is a best methods farm practice whereby portions of farm acreage are temporarily fallowed in cyclic rotation to give soil an opportunity to reconstitute itself.  The Company produces and markets high value vegetable and fodder crops on its irrigated farmland and provides wholesale water distribution through farm fallowing agreements in its initial area of focus on the Arkansas River and its tributaries on the Southern Front Range of Colorado.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
Two Rivers Water & Farming Company
John McKowen, CEO
(303) 222-1000
jmckowen@2riverswater.com